AMENDED AND RESTATED JOINT FILING STATEMENT
EXHIBIT A
Each of the undersigned agrees that (i) the statement on Schedule 13D relating to the Common Units of Regency Energy Partners LP has been adopted and filed on behalf of each of them, (ii) all future amendments to such statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, (iii) the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 to apply to each of them. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.
September 30, 2008

HM TXRG LP

By:	HMTF GP, L.L.C., its manager

	By:	/s/ David W. Knickel David W. Knickel, Vice President

HMTF GP, L.L.C.

By:	/s/ David W. Knickel

David W. Knickel, Vice President

REGENCY ACQUISITION LP

By:	Regency Holdings LLC, general partner

	By:	/s/ David W. Knickel David W. Knickel, Vice President

REGENCY HOLDINGS LLC

By:	/s/ David W. Knickel

David W. Knickel, Vice President

HMTF REGENCY, L.P.

By:	HMTF Regency, L.L.C.

	By:	/s/ David W. Knickel David W. Knickel, Vice President

HMTF Regency, L.L.C.

By:	/s/ David W. Knickel

David W. Knickel, Vice President

HICKS, MUSE, TATE & FURST EQUITY
FUND V, L.P.

By:	HM5/GP LLC, its general partner

	By:	/s/ David W. Knickel David W. Knickel, Vice President

HM5/GP LLC

By:	/s/ David W. Knickel

Vice President